UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2006

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2006, Entrust (Europe) Ltd., a subsidiary of Entrust, Inc., entered into a Contract of Employment with Andrew Pinder (“Employment Agreement”). Pursuant to the Employment Agreement, Mr. Pinder will be appointed as Senior Vice President, EMEA & Global Government Sales Strategy of Entrust (Europe) Ltd. Mr. Pinder resigned from his position as a member of Entrust, Inc.’s Board of Directors to accept his new appointment.

Mr. Pinder’s annual base salary will be £168,000. He will also be eligible for discretionary annual bonus in the range of up to 50% of his base salary. Payment of a bonus is dependent on a number of factors, including personal performance and company performance.

A copy of the Employment Agreement and related offer letter are attached as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and are incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 29, 2006, Andrew Pinder resigned from his position as a member of Entrust, Inc.’s Board of Directors. Mr. Pinder resigned in order to accept a position with Entrust (Europe) Ltd., a subsidiary of Entrust, Inc. Attached hereto as Exhibit 99.1 and incorporated by reference is a press release of Entrust regarding Mr. Pinder’s resignation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
10.1	Contract of Employment between Entrust (Europe) Ltd. and Andrew Pinder, dated October 29, 2006.

10.2	Offer letter of Entrust (Europe) Ltd. to Andrew Pinder, dated October 29, 2006.

99.1	Press Release dated October 30, 2006, regarding resignation of Andrew Pinder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: November 2, 2006	By:	/s/ David J. Wagner
David J. Wagner
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract of Employment between Entrust (Europe) Ltd. and Andrew Pinder, dated October 29, 2006.

10.2	Offer letter of Entrust (Europe) Ltd. to Andrew Pinder, dated October 29, 2006.

99.1	Press Release dated October 30, 2006, regarding resignation of Andrew Pinder.